UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue,

Dallas, TX 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 24, 2013, Energy Transfer Partners, L.P. (the “Partnership”) completed a series of exchange offers (the “Exchange Offers”) pursuant to which it exchanged $277,486,000 in aggregate principal amount of 7.60% Senior Notes due 2024, $266,675,000 of 8.25% Senior Notes due 2029 and $545,531,000 of Floating Rate Junior Subordinated Notes due 2066 issued by Southern Union Company (collectively, the “Existing Notes”) for $277,486,000 in aggregate principal amount of its new 7.60% Senior Notes due 2024 (the “2024 Notes”), $266,675,000 of its new 8.25% Senior Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Senior Notes”) and $545,531,000 of its new Floating Rate Junior Subordinated Notes due 2066 (the “Floating Rate Notes” and, together with the Senior Notes, the “Notes”) plus approximately $1.32 million in cash. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Senior Notes were issued pursuant to an indenture, dated as of January 18, 2005, among the Partnership, the subsidiary guarantors named therein and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee, as amended by the Twelfth Supplemental Indenture, dated as of June 24, 2013, between the Partnership and U.S. Bank National Association, as successor trustee (as amended and supplemented, the “Senior Indenture”). The Floating Rate Notes were issued pursuant to an indenture, dated as of June 24, 2013, between the Partnership and U.S. Bank National Association, as trustee, as amended by the First Supplemental Indenture, dated as of June 24, 2013, between the Partnership and U.S. Bank National Association, as trustee (as amended and supplemented, the “Junior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The description of the material terms of the Senior Indenture governing the Senior Notes and the Junior Subordinated Indenture governing the Floating Rate Notes included in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclosed above, on June 24, 2013, the Partnership completed its offering of $277,486,000 in aggregate principal amount of its 2024 Notes, $266,675,000 in aggregate principal amount of its 2029 Notes and $545,531,000 in aggregate principal amount of its Floating Rate Notes. The Partnership exchanged the Notes with holders of Existing Notes in the United States only with qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

The Senior Notes

The Senior Notes are unsecured and will rank equally with all other existing and future unsecured and unsubordinated indebtedness of the Partnership. Interest on the Senior Notes will accrue from June 24, 2013, and the Partnership will pay interest: (i) with respect to the 2024 Notes, semi-annually on February 1 and August 1 of each year, beginning August 1, 2013, until the 2024 Notes mature on February 1, 2024 and (ii) with respect to the 2029 Notes, semi-annually on May 15 and November 15 of each year, beginning November 15, 2013, until the 2029 Notes mature on November 15, 2029. In certain circumstances described below under “Registration Rights Agreement”, the Partnership may be required to pay additional interest.

The Partnership may redeem some or all of the Senior Notes, in whole or in part, at any time before November 1, 2023 (three months prior to maturity), with respect to the 2024 Notes, and August 15, 2029 (three months prior to maturity), with respect to the 2029 Notes at a price equal to the greater of 100% of the principal amount of the Senior Notes being redeemed and a “make-whole” amount, plus accrued and unpaid interest thereon to, but excluding, the redemption date. At any time on or after November 1, 2023 (three months prior to maturity), with respect to the 2024 Notes, and August 15, 2029 (three months prior to maturity), with respect to the 2029 Notes, the respective Senior Notes will be redeemable in whole or in part at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Senior Indenture contains covenants that will limit the ability of the Partnership and its subsidiaries to, among other things, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. The Senior Indenture does not restrict the Partnership or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming its equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Senior Indenture does not contain any provisions that would require the Partnership to repurchase or redeem or otherwise modify the terms of the Senior Notes upon a change in control or other events involving the Partnership. Events of default under the Senior Indenture include (i) a default in the payment of principal of the Notes or, following a period of 30 days, of interest, (ii) a breach of the Partnership’s covenants or warranties under the Senior Indenture or any future subsidiary guarantors’ covenants under their respective guarantees, (iii) certain events of bankruptcy, insolvency or liquidation involving the Partnership or any future subsidiary guarantor and (iv) any payment default or acceleration of indebtedness of the Partnership or any future subsidiary guarantor if the total amount of such indebtedness unpaid or accelerated exceeds $25 million.

The Floating Rate Notes

The Floating Rate Notes are unsecured and will rank junior and be subordinated, to the extent and in the manner set forth in the Junior Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of the Partnership’s senior indebtedness.

Interest on the Floating Rate Notes will accrue from June 24, 2013, at a floating rate calculated as three-month LIBOR for the related interest period plus 3.0175% per annum, reset quarterly, and the Partnership will pay interest quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2013. Interest on the Floating Rate Notes compounds on the outstanding principal balance and any accrued and unpaid interest. So long as no event of default with respect to the Floating Rate Notes is continuing, the Partnership may elect to defer interest payments on the Floating Rate Notes for a period of up to 10 consecutive years (but not beyond the maturity date or redemption date of the Floating Rate Notes). During any such deferral period interest will continue to accrue on the Floating Rate Notes at the applicable floating rate.

The Partnership has the option to redeem the Floating Rate Notes in whole or in part and from time to time at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

During any period in which interest payments are being deferred, the Partnership may not declare or pay dividends on, or redeem, purchase, or acquire, any of its partnership securities, make certain interest or principal payments or make certain guarantee payments with respect to its indebtedness or guarantees ranking junior to or pari passu with the Floating Rate Notes. The Junior Subordinated Indenture does not restrict the Partnership or its subsidiaries from incurring additional indebtedness, creating liens on its property for any purpose or paying distributions on its equity interests or purchasing or redeeming its equity interests (except as described in the previous sentence), nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Junior Subordinated Indenture does not contain any provisions that would require the Partnership to repurchase or redeem or otherwise modify the terms of the Floating Rate Notes upon a change in control or other events involving the Partnership. Events of default under the Junior Subordinated Indenture include (i) non-payment of principal when due, (ii) non-payment of interest within 30 days after such interest is due (other than permitted interest deferrals), or (iii) certain events of bankruptcy, insolvency or reorganization. With respect to the Floating Rate Notes, a failure to comply with the other covenants under the Junior Subordinated Indenture does not constitute an event of default. Upon the occurrence of an event of default under the Junior Subordinated Indenture, the trustee or the holders of at least 25% of the principal amount of the Floating Rate Notes will have the right to declare the principal amount of the Floating Rate Notes, and any accrued interest, immediately due and payable.

Registration Rights Agreement

In connection with the issuance of the Notes, the Partnership entered into a registration rights agreement to use its commercially reasonable efforts to file a registration statement pursuant to which it will offer to exchange the Notes for substantially similar notes (except that additional interest provisions and transfer restrictions pertaining to the Notes will be deleted). If the registered exchange offer is not consummated, then under certain circumstances and within specified time periods, the Partnership will be required to file a shelf registration statement covering resales of the Notes, use commercially reasonable efforts to cause a shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the Notes cease to be registrable securities. Subject to certain limitations, the Partnership will be required to pay the holders of the Notes special interest on the Notes if the Partnership fails to register the Notes or consummate the registered exchange offer within, or to keep such registration statement effective during, specified time periods or if the Partnership requires holders to refrain from disposing of their registrable securities for a period exceeding 60 days in the aggregate during any consecutive 12-month period.

The descriptions set forth above in Item 1.01 and this Item 2.03 are qualified in their entirety by the Senior Indenture, the Junior Subordinated Indenture and the Registration Rights Agreement, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 8.01. Other Events.

On June 20, 2013, the Partnership issued a press release announcing the final results of the Exchange Offers and Consent Solicitations. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Indenture dated as of January 18, 2005 between Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2	Twelfth Supplemental Indenture, dated June 24, 2013, between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Indenture, dated June 24, 2013, between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association, as trustee.

4.4	First Supplemental Indenture, dated June 24, 2013, between Energy Transfer Partners, L.P. and U.S. Bank National Association, as trustee.

4.5	Form of 2024 Notes and 2029 Notes (included in Exhibit 4.2 above).

4.6	Form of Floating Rate Notes (included in Exhibit 4.4 above).

4.7	Registration Rights Agreement, dated June 24, 2013, between Energy Transfer Partners, L.P. and the dealer managers party thereto.

99.1	Press release, dated June 20, 2013, announcing the final results for the exchange offers and consent solicitations relating to Notes issued by Southern Union Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2013	Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

Exhibit Number	Description of the Exhibit

4.1	Indenture dated as of January 18, 2005 between Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2	Twelfth Supplemental Indenture, dated June 24, 2013, between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Indenture, dated June 24, 2013, between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association, as trustee.

4.4	First Supplemental Indenture, dated June 24, 2013, between Energy Transfer Partners, L.P. and U.S. Bank National Association, as trustee.

4.5	Form of 2024 Notes and 2029 Notes (included in Exhibit 4.2 above).

4.6	Form of Floating Rate Notes (included in Exhibit 4.4 above).

4.7	Registration Rights Agreement, dated June 24, 2013, between Energy Transfer Partners, L.P. and the dealer managers party thereto.

99.1	Press release, dated June 20, 2013, announcing the final results for the exchange offers and consent solicitations relating to Notes issued by Southern Union Company.